Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

December 18, 2015

Antero Resources Corporation
1615 Wynkoop Street
Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton as independent petroleum engineers, and to the inclusion or incorporation by reference of information taken from each of (i) our reports dated July 23, 2013 and July 27, 2013 with respect to the estimated proved, probable and possible reserves of Antero Resources Corporation as of December 31, 2012, (ii) our reports dated January 15, 2014 and January 31, 2014 with respect to the estimated proved, probable and possible reserves of Antero Resources Corporation as of December 31, 2013, (iii) our reports dated January 19, 2015 and January 21, 2015 with respect to the estimated proved, probable and possible reserves of Antero Resources Corporation as of December 31, 2014, in the form and context in which they appear in or are incorporated into this Registration Statement on Form S-4 of Antero Resources Corporation (the “Registration Statement”) and the related prospectus that is a part thereof. We further consent to the reference to this firm under the heading “EXPERTS” in the Registration Statement and related prospectus.

Very truly yours,

/s/ DEGOLYER AND MACNAUGHTON
DeGOLYER and MacNAUGHTON

Texas Registered Engineering Firm F-716